Exhibit 99

[LOGO OMITTED]
UNISOURCE ENERGY
NEWS



FOR IMMEDIATE RELEASE                                           November 4, 2004
Media Contact: Art McDonald, (520) 884-3628                          Page 1 of 6
Financial Analyst Contact: Jo Smith, (520) 884-3650


              UNISOURCE ENERGY REPORTS THIRD QUARTER 2004 EARNINGS


TUCSON, ARIZ. - UniSource Energy Corporation (NYSE: UNS) reported earnings today for the third quarter of 2004 of $24 million, or $0.69 per share of common stock. UniSource Energy reported earnings of $27 million, or $0.81 per share, in the third quarter of 2003, as restated.

Milder summer weather, increased Transition Recovery Asset amortization, acquisition-related expenses and costs associated with Sarbanes-Oxley Section 404 compliance contributed to the decrease in quarterly earnings.

"We anticipated these higher operating costs and our utilities are performing in line with expectations." said James S. Pignatelli, Chairman, President and CEO of UniSource Energy and its principal subsidiary, Tucson Electric Power Company
(TEP).

UniSource Energy Services (UES), a subsidiary that began providing natural gas and electricity in northern and southern Arizona on August 11, 2003, contributed $0.4 million to third quarter earnings.

Higher operating costs during the third quarter were partially offset by lower interest expense and a lower net loss at Millennium Energy Holdings (MEH). MEH, which oversees UniSource Energy's unregulated investments, reported a net loss of $1 million in the third quarter of 2004, compared with a net loss of $3 million in the same period last year.

In November 2003, UniSource Energy entered into an agreement that provides for the acquisition of all of the company's outstanding common stock for $25.25 per share by Saguaro Utility Group L.P., an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC, and Wachovia Capital Partners.

On March 29, 2004, UniSource Energy's shareholders voted to approve the acquisition agreement. The requirements under the Hart-Scott-Rodino Act were satisfied on March 19, 2004. On October 12, 2004, the Federal Energy Regulatory Commission issued an order approving the proposed acquisition. The acquisition still requires approval by the Arizona Corporation Commission and the Securities and Exchange Commission under the Public Utility Holding Company Act. The acquisition is now expected to occur prior to the end of the first quarter of 2005.

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TUCSON ELECTRIC POWER COMPANY

TEP reported third quarter 2004 earnings of $26 million, or $0.76 per UniSource Energy share, compared with restated earnings of $32 million, or $0.95 per UniSource Energy share, in the same period last year.

TEP's utility gross margin (the sum of electric retail and wholesale revenues less fuel and purchased power expenses) did not change from the third quarter of 2003. TEP's customer base grew by 2 percent to 372,899 between the third quarters of 2003 and 2004.

Sales to residential customers of TEP fell 2 percent from the third quarter of 2003 due to a 15 percent decrease in cooling degree days. Sales to commercial and mining customers increased 4 and 14 percent, respectively, over the same period last year.

Other factors affecting TEP's third quarter earnings include a $5 million increase in Transition Recovery Asset amortization and a $3 million decline in total interest expense resulting from lower rates under TEP's credit agreement and lower capital lease obligation balances compared with last year.


UNISOURCE ENERGY SERVICES


UES reported earnings of $0.4 million, or $0.01 per UniSource Energy share, during the third quarter of 2004. During the third quarter of 2004, UNS Electric recorded retail revenues of $45 million, while UNS Gas produced retail revenues of $16 million.

Customer growth at UES remains strong. Since the third quarter of 2003, UNS Gas' retail customer base grew by 2 percent and UNS Electric's retail customer bases grew by more than 4 percent.

YEAR-TO-DATE

UniSource Energy's consolidated year-to-date earnings through September 30, 2004, were $43 million, or $1.25 per share, compared to $87 million, or $2.56 per share, during the same period last year as restated.

Last year's results reflected the adoption of Financial Accounting Standard 143 (FAS 143), a new rule related to accounting for asset retirement and removal costs. Excluding the impact of FAS 143, UniSource Energy's consolidated year-to-date restated earnings through September 2003 were $19 million, or $0.56 per share.





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                                                                     Page 3 of 6


EARNINGS PER SHARE
                                               3rd Quarter
                                                  2004             2003
Per UniSource Energy share                                     (Restated)(3)
---------------------------------------------------------------------------
Tucson Electric Power                              $0.76             $0.95
UniSource Energy Services (1)                       0.02                 -
Millennium Energy Holdings                         (0.04)            (0.08)
Inter-Company and Other                            (0.05)            (0.06)
---------------------------------------------------------------------------
UniSource Energy Consolidated                      $0.69             $0.81
===========================================================================
Avg. Shares Outstanding (millions)                  34.5              33.8

                                               Year-to-Date    September 30
                                                   2004              2003
Per UniSource Energy share                                     (Restated)(3)
---------------------------------------------------------------------------
Tucson Electric Power                              $1.31             $1.11
UniSource Energy Services (1)                       0.17                 -
Millennium Energy Holdings                         (0.08)            (0.36)
Inter-Company and Other                            (0.15)            (0.19)
---------------------------------------------------------------------------
Income Before Cumulative Effect
of Accounting Change                                1.25              0.56
Cumulative Effect of Accounting
Change - Net of Tax (2)                                -              2.00
---------------------------------------------------------------------------
UniSource Energy Consolidated                      $1.25             $2.56
===========================================================================
Avg. Shares Outstanding (millions)                  34.3              33.8

(1) UniSource Energy Services began operations on August 11, 2003.

(2) TEP results in the first nine months of 2003 include an after-tax gain of $67 million for the Cumulative Effect of Accounting Change related to the adoption of FAS 143.

(3) During the second quarter of 2004, TEP determined that its methodology for estimating unbilled revenues resulted in an under reporting of revenues in prior periods. As a result, TEP adopted a new methodology for estimating unbilled revenues and restated prior period financial statement.

UniSource Energy believes that the presentation of TEP, UES and MEH net income or loss on a per UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.


EARNINGS OUTLOOK


UniSource Energy's management has reaffirmed its 2004 full-year earnings estimate of $1.25 to $1.60 per share.

Numerous factors can affect UniSource Energy's ability to reach the 2004 estimates. The factors include, but are not limited to: uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; changes in accounting standards; the amount of research, development and operating expenses incurred by UniSource Energy's unregulated





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                                                                     Page 4 of 6


energy technology investments; acquisition related costs and our compliance with the restrictive covenants contained in the acquisition agreement.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.


THIRD QUARTER EARNINGS DISCUSSION


UniSource Energy officials will discuss third quarter 2004 results on Friday, Nov. 5, during a conference call that will begin at 9:30 a.m. EST. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer will host the call.

Telephone Access
To listen to the live conference call, dial (877) 582-0446 five to 10 minutes prior to the event and reference confirmation code 2020537. A telephone replay will be available for seven days starting Nov. 5, 2004. To listen to the replay, dial (800) 642-1687 and reference confirmation code 2020537.

Internet Access
A live audio-only webcast of the conference call is available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

UniSource Energy's primary subsidiaries include Tucson Electric Power Company; UniSource Energy Services, provider of natural gas and electric service in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.


This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the ability to obtain necessary approvals and satisfy other closing conditions contained in the acquisition agreement; the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; changes in accounting standards; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.





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                                                                     Page 5 of 6


UNISOURCE ENERGY 2004 RESULTS

UniSource Energy Corporation
Condensed Consolidated Statements of Income                                     Three Months Ended
(in thousands of dollars, except per share amounts)                               September 30,                Increase / (Decrease)
                                                                                                            ------------------------
(UNAUDITED)                                                          2004             2003 Restated          Amount         Percent
------------------------------------------------------------------------------------------------------------------------------------

Operating Revenues
  Electric Retail Sales                                            $277,089               $ 254,680        $ 22,409             8.8
  Electric Wholesale Sales                                           37,310                  32,612           4,698            14.4
  Gas Revenue                                                        15,812                  10,215           5,597            54.8
  Other Revenues                                                      5,098                   6,745          (1,647)          (24.4)
------------------------------------------------------------------------------------------------------------------------------------
    Total Operating Revenues                                        335,309                 304,252          31,057            10.2
------------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Fuel                                                               63,514                  64,247            (733)           (1.1)
  Purchased Energy                                                   69,749                  46,282          23,467            50.7
  Other Operations and Maintenance                                   58,332                  49,649           8,683            17.5
  Depreciation and Amortization                                      36,372                  34,032           2,340             6.9
  Amortization of Transition Recovery Asset                          19,112                  13,647           5,465            40.0
  Taxes Other Than Income Taxes                                      12,769                  12,676              93             0.7
------------------------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                                        259,848                 220,533          39,315            17.8
------------------------------------------------------------------------------------------------------------------------------------
      Operating Income                                               75,461                  83,719          (8,258)           (9.9)
------------------------------------------------------------------------------------------------------------------------------------

Other Income (Deductions)
  Interest Income                                                     5,006                   5,090             (84)           (1.7)
  Other Income                                                        2,064                   1,358             706            52.0
  Other Expense                                                      (1,032)                   (950)            (82)           (8.6)
------------------------------------------------------------------------------------------------------------------------------------
    Total Other Income (Deductions)                                   6,038                   5,498             540             9.8
------------------------------------------------------------------------------------------------------------------------------------

Interest Expense
  Long-Term Debt                                                     19,753                  20,532            (779)           (3.8)
  Interest on Capital Leases                                         20,792                  21,257            (465)           (2.2)
  Other Interest Expense, Net of Amounts Capitalized                     56                     603            (547)          (90.7)
------------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                           40,601                  42,392          (1,791)           (4.2)
------------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                           40,898                  46,825          (5,927)          (12.7)
  Income Tax Expense                                                 17,099                  19,449          (2,350)          (12.1)
------------------------------------------------------------------------------------------------------------------------------------
    Net Income                                                     $ 23,799                $ 27,376        $ (3,577)          (13.1)
====================================================================================================================================

Weighted-average Shares of Common Stock Outstanding (000)            34,464                  33,838             626             1.8
====================================================================================================================================

Basic Earnings per Share                                              $0.69                   $0.81          $(0.12)          (14.8)
====================================================================================================================================

Diluted Earnings per Share                                            $0.68                   $0.80          $(0.12)          (15.0)
====================================================================================================================================

Dividends Paid per Share                                                  -                   $0.15          $(0.15)            N/M
====================================================================================================================================

                                                                                Three Months Ended
Tucson Electric Power                                                             September 30,                Increase / (Decrease)
Electric kWh Sales (000):                                              2004           2003 Restated          Amount         Percent
------------------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                    2,655,193               2,662,623          (7,430)           (0.3)
  Wholesale Sales                                                   727,140                 638,770          88,370            13.8
------------------------------------------------------------------------------------------------------------------------------------
    Total                                                         3,382,333               3,301,393          80,940             2.5
====================================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.





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
   UNISOURCE ENERGY 2004 RESULTS

   UniSource Energy Corporation
   Condensed Consolidated Statements of Income                               Nine Months Ended
   (in thousands of dollars, except per share amounts)                         September 30,                   Increase / (Decrease)
                                                                                                            ------------------------
   (UNAUDITED)                                                         2004           2003 Restated          Amount         Percent
------------------------------------------------------------------------------------------------------------------------------------
   Operating Revenues
     Electric Retail Sales                                         $675,508               $ 561,052       $ 114,456            20.4
     Electric Wholesale Sales                                       121,199                 108,056          13,143            12.2
     Gas Revenue                                                     84,825                  10,215          74,610             N/M
     Other Revenues                                                  13,942                  13,249             693             5.2
------------------------------------------------------------------------------------------------------------------------------------
       Total Operating Revenues                                     895,474                 692,572         202,902            29.3
------------------------------------------------------------------------------------------------------------------------------------

   Operating Expenses
     Fuel                                                           166,303                 162,512           3,791             2.3
     Purchased Energy                                               184,838                  79,839         104,999             N/M
     Other Operations and Maintenance                               178,320                 151,295          27,025            17.9
     Depreciation and Amortization                                  108,068                  95,472          12,596            13.2
     Amortization of Transition Recovery Asset                       39,712                  25,266          14,446            57.2
     Taxes Other Than Income Taxes                                   38,491                  35,419           3,072             8.7
------------------------------------------------------------------------------------------------------------------------------------
       Total Operating Expenses                                     715,732                 549,803         165,929            30.2
------------------------------------------------------------------------------------------------------------------------------------
         Operating Income                                           179,742                 142,769          36,973            25.9
------------------------------------------------------------------------------------------------------------------------------------

   Other Income (Deductions)
     Interest Income                                                 14,888                  15,380            (492)           (3.2)
     Other Income                                                    12,724                   4,152           8,572             N/M
     Other Expense                                                   (6,353)                 (3,952)         (2,401)          (60.8)
------------------------------------------------------------------------------------------------------------------------------------
       Total Other Income (Deductions)                               21,259                  15,580           5,679            36.5
------------------------------------------------------------------------------------------------------------------------------------

   Interest Expense
     Long-Term Debt                                                  62,903                  58,917           3,986             6.8
     Interest on Capital Leases                                      60,901                  62,791          (1,890)           (3.0)
     Other Interest Expense, Net of Amounts Capitalized                (487)                    903          (1,390)            N/M
------------------------------------------------------------------------------------------------------------------------------------
       Total Interest Expense                                       123,317                 122,611             706             0.6
------------------------------------------------------------------------------------------------------------------------------------

   Income Before Income Taxes and
   Cumulative Effect of Accounting Change                            77,684                  35,738          41,946             N/M
     Income Tax Expense                                              34,663                  16,567          18,096             N/M
------------------------------------------------------------------------------------------------------------------------------------

   Income Before Cumulative Effect of Accounting Change              43,021                  19,171          23,850             N/M
   Cumulative Effect of Accounting Change - Net of Tax                    -                  67,471         (67,471)            N/M
------------------------------------------------------------------------------------------------------------------------------------

   Net Income                                                      $ 43,021                $ 86,642       $ (43,621)          (50.3)
====================================================================================================================================

   Weighted-average Shares of Common Stock Outstanding (000)         34,347                  33,799             548             1.6
====================================================================================================================================

   Basic Earnings per Share
     Income Before Cumulative Effect of Accounting Change             $1.25                   $0.56           $0.69             N/M
     Cumulative Effect of Accounting Change - Net of Tax                  -                    2.00           (2.00)            N/M
------------------------------------------------------------------------------------------------------------------------------------
     Net Income                                                       $1.25                   $2.56          $(1.31)          (51.2)
====================================================================================================================================

   Diluted Earnings per Share
     Income Before Cumulative Effect of Accounting Change             $1.23                   $0.56           $0.67             N/M
     Cumulative Effect of Accounting Change - Net of Tax                  -                    1.97           (1.97)            N/M
------------------------------------------------------------------------------------------------------------------------------------
     Net Income                                                       $1.23                   $2.53          $(1.30)          (51.4)
====================================================================================================================================

   Dividends Paid per Share                                           $0.32                   $0.45          $(0.13)          (28.9)
====================================================================================================================================

                                                                             Nine Months Ended
                                                                                September 30,                  Increase / (Decrease)
   Tucson Electric Power                                                                                    ------------------------
   Electric kWh Sales (000):                                           2004           2003 Restated          Amount         Percent
------------------------------------------------------------------------------------------------------------------------------------
     Retail Sales                                                 6,642,001               6,379,054         262,947             4.1
     Wholesale Sales                                              2,551,994               2,372,512         179,482             7.6
------------------------------------------------------------------------------------------------------------------------------------
       Total                                                      9,193,995               8,751,566         442,429             5.1
====================================================================================================================================

   N/M - Not Meaningful
   Reclassifications have been made to prior periods to conform to the current period's presentation.